UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

Acrivon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Suite 100
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-8979

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adam Levy, PhD, MBA, as Chief Financial Officer

On March 14, 2025, Acrivon Therapeutics, Inc. (the “Company”) appointed Adam Levy, Ph.D., M.B.A., to the position of Chief Financial Officer, effective as of April 1, 2025 (the “Effective Date”). Starting on the Effective Date, Dr. Levy will also serve as the Company’s Principal Financial Officer.

Dr. Levy, age 59, has been serving as Senior Vice President and Head, Corporate Affairs and Investor Relations of the Company since July 2023. Dr. Levy has more than 25 years of finance and investor relations experience in the biopharma industry. Prior to joining the Company, from 2022 to 2023, Dr. Levy served as Senior Vice President of Investor Relations at Zentalis Pharmaceuticals, Inc. Prior to Zentalis, from 2021 to 2022, he was Senior Vice President of Investor Relations and Corporate Communications at Turning Point Therapeutics, which, during his time there, was acquired by Bristol Myers Squibb for $4.1 billion. From 2020 to 2021, he was Executive Vice President, Corporate Development and Investor Relations at Alaunos Therapeutics. From 2016 to 2020, he was Executive Director and Head, Corporate Strategy and Investor Relations at Gilead Sciences (reporting directly to the chief financial officer). Earlier in his career, Dr. Levy held positions of increasing responsibility in Corporate Strategy and Corporate Development at Pfizer Inc., Novartis AG and Alexion Pharmaceuticals, where he was Head of Corporate Strategy. Adam received an MBA in Finance from the Kellogg School of Management at Northwestern University, a PhD in Molecular Biology from the University of Illinois at Chicago, and a BS in Genetics from the University of Illinois at Urbana-Champaign.

In connection with his appointment as Chief Financial Officer, Dr. Levy entered into an amended offer letter with the Company, dated March 14, 2025 (the “Amended Offer Letter”). A copy of the Amended Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and the following description is subject in all respects to the actual terms of the Amended Offer Letter. Under the terms of the Amended Offer Letter, Dr. Levy will receive an annual salary of $490,000 and is eligible for an annual performance bonus of 40% of his base salary. The Amended Offer Letter further provides that Dr. Levy will receive an equity grant of 35,209 stock options. The stock options will have an exercise price equal to the fair market value on the date of grant and will vest over 4 years, 25% on the one-year anniversary of the grant date and in additional 2.083% installments on a monthly basis thereafter, subject to his continued service through each applicable vesting date.

Except as set forth in the Amended Offer Letter, there are no arrangements or understandings between Dr. Levy and any other person pursuant to which Dr. Levy was appointed as the Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Levy. There are no transactions involving Dr. Levy that would be required to be reported under Item 404(a) of Regulation S-K.

Departure of Rasmus Holm-Jorgensen as Chief Financial Officer

On March 11, 2025, Rasmus Holm-Jorgensen, the Company’s Chief Financial Officer, notified the Company of his decision to step down from his position, effective April 1, 2025, for personal reasons to pursue another opportunity with a company based in Europe, allowing him to spend more time near his family. Mr. Holm-Jorgensen’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, finances, policies or practices.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).
10.1	Amended Offer Letter, between the Company and Adam Levy, dated March 14, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Date:	March 14, 2025	By:	/s/ Peter Blume-Jensen
Name: Peter Blume-Jensen, M.D., Ph.D. Title: Chief Executive Officer and President